UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

DOMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38553	27-3687433

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

802 East 1050 South

American Fork, UT 84003

(Address of principal executive offices, and Zip Code)

Registrant’s telephone number, including area code: (801) 899-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report is incorporated into this Item 1.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On July 22, 2026, the board of directors (the “Board”) of Domo, Inc., a Delaware corporation (the “Company”), adopted a tax benefits preservation plan and declared a dividend distribution of one preferred stock purchase right with respect to (a) each outstanding share of Class A common stock, par value $0.001 per share, of the Company (“Class A Common Stock”) (a “Class A Right”) and (b) each outstanding share of Class B common stock, par value $0.001 per share, of the Company (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) (a “Class B Right” and, together with the Class A Rights, the “Rights”), in each case outstanding at the close of business on August 4, 2026 (the “Record Date”). Each Class A Right initially entitles its holder, subject to the terms of the Tax Benefits Preservation Plan (as defined below), to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company, and each Class B Right initially entitles its holder, subject to the terms of the Tax Benefits Preservation Plan (as defined below), to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.001 per share, of the Company, in each case at an exercise price of $17.50 per Right, subject to adjustment. The description and terms of the Rights are set forth in the tax benefits preservation plan, dated as of July 22, 2026 (the “Tax Benefits Preservation Plan”), between the Company and Equiniti Trust Company, LLC, as rights agent (and any successor rights agent, the “Rights Agent”).

The Company adopted the Tax Benefits Preservation Plan in order to protect against a possible limitation on the Company’s ability to use its net operating losses (the “NOLs”) and certain other tax attributes to reduce potential future U.S. federal income tax obligations. The NOLs and certain other tax attributes are valuable assets to the Company, which may inure to the benefit of the Company and its stockholders. However, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), its ability to fully utilize the NOLs and certain other tax attributes will be substantially limited and the timing of the usage of the NOLs and other tax attributes could be substantially delayed, which could significantly impair the value of those assets. Generally, an “ownership change” occurs if the percentage of the Company’s stock owned by one or more of its “5-percent shareholders” (as such term is defined in Section 382 of the Code) increases by more than 50 percentage points over the lowest percentage of stock owned by such stockholder or stockholders at any time over a three-year period. The Tax Benefits Preservation Plan is intended to prevent such an “ownership change” by deterring any person or group, together with its affiliates and associates, from acquiring beneficial ownership of 4.9% (the “Specified Percentage”) or more of the Company’s securities.

The Tax Benefits Preservation Plan is not expected to interfere with any merger or other business combination approved by the Board.

The Rights. The Class A Rights will attach to any shares of Class A Common Stock, and the Class B Rights will attach to any shares of Class B Common Stock, that become outstanding after the Record Date and prior to the earlier of the Distribution Time (as defined below) and the Expiration Time (as defined below), and in certain other circumstances described in the Tax Benefits Preservation Plan.

Until the Distribution Time, the Rights are associated with the applicable shares of Class A Common Stock or Class B Common Stock and evidenced by the applicable Class A Common Stock or Class B Common Stock certificates or, in the case of uncertificated shares of Class A Common Stock or Class B Common Stock, the book-entry account that evidences record ownership of such shares, which will contain a notation incorporating the Tax Benefits Preservation Plan by reference, and the Rights are transferable with and only with the underlying shares of Class A Common Stock or Class B Common Stock with which such Rights are associated.

Until the Distribution Time, the surrender for transfer of any shares of Class A Common Stock or Class B Common Stock will also constitute the transfer of the Rights associated with those shares. As soon as practicable after the Distribution Time, separate rights certificates will be distributed to holders of record of Class A Common Stock and Class B Common Stock as of the Distribution Time. From and after the Distribution Time, the separate rights certificates alone will represent the Rights.

The Rights are not exercisable until the Distribution Time. Until a Right is exercised, its holder will have no rights as a stockholder of the Company, including the right to vote or to receive dividends.

Separation and Distribution of Rights; Exercisability. Subject to certain exceptions, the Rights become exercisable and trade separately from the Class A Common Stock and Class B Common Stock only upon the “Distribution Time,” which occurs upon the earlier of:

•	the close of business on the tenth (10th) day after the “Stock Acquisition Date” (which is defined as (a) the first date of public announcement that any person or group has become an “Acquiring Person,” which is defined as a person or group that, together with its affiliates and associates, beneficially owns the Specified Percentage or more of the outstanding shares of Common Stock (with certain exceptions, including those described below) or (b) such other date, as determined by the Board, on which a person or group has become an Acquiring Person) or

•	the close of business on the tenth (10th) business day (or such later date as may be determined by the Board prior to such time as any person or group becomes an Acquiring Person) after the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an Acquiring Person.

An Acquiring Person does not include:

•	the Company or any subsidiary of the Company;

•	any officer, director or employee of the Company or any subsidiary of the Company in his or her capacity as such;

•	any employee benefit plan of the Company or of any subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan or for the purpose of funding other employee benefits for employees of the Company or any subsidiary of the Company;

•	any person or group, together with its affiliates and associates, whose beneficial ownership of the Specified Percentage or more of the then-outstanding shares of Common Stock will not jeopardize or endanger the availability to the Company of any NOL or other tax attribute, as determined by the Board prior to the time any person becomes an Acquiring Person (provided that such person will be an Acquiring Person if the Board subsequently makes a contrary determination, regardless of the reason for such contrary determination); or

•	any person or group that, together with its affiliates and associates, as of immediately prior to the first public announcement of the adoption of the Tax Benefits Preservation Plan, beneficially owns the Specified Percentage or more of the outstanding shares of Common Stock so long as such person or group continues to beneficially own at least the Specified Percentage of the outstanding shares of Common Stock and does not acquire shares of Common Stock to beneficially own an amount equal to or greater than the greater of the Specified Percentage of the shares of Common Stock then outstanding and the sum of the lowest beneficial ownership of such person or group since the public announcement of the adoption of the Tax Benefits Preservation Plan plus one share of Common Stock.

In addition, the Tax Benefits Preservation Plan provides that a person or group will not be an Acquiring Person if the Board determines that such person or group has become an Acquiring Person inadvertently and such person or group has already divested or divests as promptly as practicable a sufficient number of shares of Common Stock so that such person or group would no longer be an Acquiring Person. There are also certain exceptions for an “investment advisor” to mutual funds or a trustee of trusts qualified under Section 401(a) of the Code sponsored by unrelated corporations, unless the Board determines, in its reasonable discretion, that such investment advisor or trustee is deemed to beneficially own the Specified Percentage or more of the shares of Common Stock then outstanding under specified regulations promulgated under the Code.

For purposes of the Tax Benefits Preservation Plan, a person or group is deemed to beneficially own shares that such person or group is deemed to directly, indirectly or constructively own (as determined for purposes of Section 382 of the Code or the regulations promulgated under the Code).

Expiration Time. The Rights will expire on the earliest to occur of (a) the close of business on July 20, 2029 (the “Final Expiration Time”), (b) the time at which the Rights are redeemed by the Company, (c) the time at which the Rights are exchanged by the Company, (d) upon the closing of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement that has been approved by the Board before any person or group becomes an Acquiring Person, or (e) the time at which the Board determines that the NOLs and certain other tax attributes of the Company (“Tax Attributes”) are utilized in all material respects or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the Tax Attributes or materially impair the amount of Tax Attributes that could be used by the Company in any particular time period, for applicable tax purposes (the earliest of (a), (b), (c), (d) and (e) being herein referred to as the “Expiration Time”).

Flip-in Event. In the event that any person or group becomes an Acquiring Person (a “Flip-in Event”), each holder of a Class A Right (other than such Acquiring Person, any of its affiliates or associates or certain transferees of such Acquiring Person or of any such affiliate or associate, whose Rights automatically become null and void) will have the right to receive, upon exercise, Class A Common Stock having a value equal to two times the exercise price of the Class A Right, and each holder of a Class B Right, other than such excluded persons, will have the right to receive, upon exercise, Class B Common Stock having a value equal to two times the exercise price of the Class B Right. If the Company does not have sufficient authorized shares of Class A Common Stock or Class B Common Stock to satisfy the foregoing rights, the Tax Benefits Preservation Plan provides mechanisms intended to deliver equivalent economic value and voting power to the holders of the affected Class A Rights or Class B Rights, as applicable

Flip-over Event. In the event that, at any time following the Stock Acquisition Date, any of the following occurs (each, a “Flip-over Event”):

•	the Company consolidates with, or merges with and into, any other entity, and the Company is not the continuing or surviving entity;

•	any entity engages in a share exchange with or consolidates with, or merges with or into, the Company, and the Company is the continuing or surviving entity and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other entity or cash or any other property; or

•

the Company sells or otherwise transfers, in one transaction or a series of related transactions, 50% or more of the Company’s assets, cash flow or earning power,

then each holder of a Right, other than Rights that have become null and void, will have the right to receive, upon exercise, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Right.

Preferred Stock Provisions. Each share of Series A Preferred Stock or Series B Preferred Stock, if issued: will not be redeemable; will entitle the holder thereof, when, as and if declared, to quarterly dividend payments equal to the greater of $1 per share and 1,000 times the amount of all cash dividends plus 1,000 times the amount of non-cash dividends or other distributions paid on one share of Class A Common Stock or Class B Common Stock, as applicable; will entitle the holder thereof to receive $1,000 plus accrued and unpaid dividends per share upon liquidation; will entitle the holder thereof to 40,000 votes per share, in the case of Series A Preferred Stock, and 1,000 votes per share, in the case of Series B Preferred Stock; and, if shares of Class A Common Stock or Class B Common Stock, as applicable, are exchanged via merger, consolidation or a similar transaction, will entitle the holder thereof to a per share payment equal to the payment made on 1,000 shares of Class A Common Stock or Class B Common Stock, as applicable.

Anti-dilution Adjustments. The exercise price payable, and the number of shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock or Series B Preferred Stock, as applicable,

•	if holders of the Series A Preferred Stock or Series B Preferred Stock, as applicable, are granted certain rights, options or warrants to subscribe for Series A Preferred Stock or Series B Preferred Stock, as applicable, or convertible securities at less than the current market price of the applicable Preferred Stock or upon the distribution to holders of the Series A Preferred Stock or Series B Preferred Stock, as applicable, of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, will be issued and, in lieu thereof, a cash payment will be made based on the market price of the applicable Preferred Stock on the last trading day prior to the date of exercise.

Redemption; Exchange. At any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date) and (ii) the Final Expiration Time, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment and payable in cash, Common Stock or other consideration deemed appropriate by the Board). Immediately upon the action of the Board authorizing any redemption or at such later time as the Board may establish for the effectiveness of the redemption, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

At any time after any person becomes an Acquiring Person but before any Acquiring Person, together with all of its affiliates and associates, becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock, the Company may exchange the Rights (other than Rights owned by the Acquiring Person or any of its affiliates or associates or certain transferees of an Acquiring Person or any such affiliate or associate, whose Rights will have become null and void), in whole or in part, at an exchange ratio of one share of Class A Common Stock per Class A Right and one share of Class B Common Stock per Class B Right, or, at the option of the Company, one one-thousandth of a share of Series A Preferred Stock per Class A Right and one one-thousandth of a share of Series B Preferred Stock per Class B Right, or shares of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges, in each case subject to adjustment.

Exemption Requests. A person desiring to either (i) effect a transaction that might result in such person becoming a beneficial owner of the Specified Percentage or more of the then-outstanding shares of Common Stock or (ii) effect a transaction that might result in such person owning additional shares of Common Stock when such person already owns the Specified Percentage or more of the then-outstanding shares of Common Stock, may, by following the procedures outlined in the Tax Benefits Preservation Plan, request that the Board determine that such person would not be an Acquiring Person. The Board may grant the exemption notwithstanding the effect on the Company’s NOLs and other tax attributes, if the Board determines that such approval is in the best interests of the Company. The Board may impose any conditions that it deems reasonable and appropriate in connection with any such determination, including restrictions on the ability of the requesting person to transfer shares of Common Stock acquired by it in the transaction requiring approval.

Amendment of the Tax Benefits Preservation Plan. The Company and the Rights Agent may from time to time amend or supplement the Tax Benefits Preservation Plan without the consent of the holders of the Rights. However, on or after such time as any person becomes an Acquiring Person, no amendment can materially adversely affect the interests of the holders of the Rights (other than the Acquiring Person, any of its affiliates or associates or certain transferees of an Acquiring Person or of any such affiliate or associate).

Miscellaneous. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of the acquiring company or in the event of the redemption of the Rights as described above.

Additional Information. The foregoing description of the Tax Benefits Preservation Plan does not purport to be complete and is qualified in its entirety by reference to the complete Tax Benefits Preservation Plan which has been filed with the Securities and Exchange Commission as an exhibit to a registration statement on Form 8-A and as an exhibit to this Current Report and is incorporated herein by reference. A copy of the Tax Benefits Preservation Plan is also available free of charge from the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Tax Benefits Preservation Plan described in Item 3.03 of this Current Report, the Board approved (i) a Certificate of Designation of Series A Junior Participating Preferred Stock, which designates the rights, preferences and privileges of 3,264 shares of a series of the Company’s preferred stock, par value $0.001 per share, designated as Series A Junior Participating Preferred Stock, and (ii) a Certificate of Designation of Series B Junior Participating Preferred Stock, which designates the rights, preferences and privileges of 500,000 shares of a series of the Company’s preferred stock, par value $0.001 per share, designated as Series B Junior Participating Preferred Stock (the “Certificates of Designation”). The information set forth in Item 3.03 of this Current Report is incorporated into this Item 5.03 by reference.

The Certificates of Designation will be filed with the Delaware Secretary of State and are expected to become effective on July 22, 2026. Copies of the Certificates of Designation have been filed as Exhibits 3.1 and 3.2 to this Current Report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of the Series A Junior Participating Preferred Stock of the Company, dated July 22, 2026 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on July 22, 2026, File No. 001-38553)

3.2	Certificate of Designation of the Series B Junior Participating Preferred Stock of the Company, dated July 22, 2026 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on July 22, 2026, File No. 001-38553)

4.1	Tax Benefits Preservation Plan, dated as of July 22, 2026, by and between the Company and Equiniti Trust Company, LLC, as rights agent (which includes the Form of Rights Certificate as Exhibit B thereto) (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on July 22, 2026, File No. 001-38553)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMO, INC.

Date: July 22, 2026	By:	/s/ Joshua G. James
Joshua G. James
Chief Executive Officer